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                                                                  Exhibit 99-3


                                                                  Serial Number:

                                 Labour Contract

EMPLOYER (PARTY A): _______________________________________

EMPLOYEE (PARTY B): ______________________________________

                   Printed by Liaoning Province Labour Bureau
                                 1 JANUARY 1995

Party A (Employer)         Name: __________________________________
                                       Address: ________________________________

Party B (Employee)         Name: __________________________________
                                     Date of Birth: ____________________________
                                     Address: __________________________________
                                     Identity Number: __________________________

Based on "The Labour Law of The People's Republic of China" and upon amicable discussion, both parties hereby voluntarily confirm and agree to perform this labor contract in accordance with the following terms and conditions:

1. PERIOD OF CONTRACT
(1)   Permanent Period: The term of this contract is     year (month), from
   ___________ day _______month ________ year to __________ day _________ month
   _________ year. In which, contains a probation period of __________ month.

(2) Variable Period: From _________ day __________ month _______ year, the conditions for termination of contract should be as follows:

2. THE JOB DUTIES AND WORKING HOURS

(1) Party A hereby assigns Party B as ______________________________
 ____________________________________________. Under normal circumstances,
Party B shall complete the following duties:

(2)  The working hours of Party B shall be in accordance with the "Labor
     Law".

3. LABOUR PROTECTION AND CONDITION

In order to guarantee the health, life safety and smooth completion of production (work) task of Party B, and in accordance with the rules and standard of safety and hygiene set by the government; Party A shall



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provide a work site that meets the safety and hygienic standard. At the same time, Party A shall also provide work protection facilities and work protection equipment.

4. REMUNERATION

During the term of contract, Party A shall pay salary to Party B according to the labor contract. Details shall be as follows:

(1) Allotment and standard;
(2) Payment method: Party A shall pay monthly salary to Party B in the form of currency.
(3) Time of salary payment: The salary shall be paid on the ___________ day of every month.
Under the circumstances of Party A deducting or delaying Party B's salary payment without reasonable reason, the provisions on "The Compensation for Violating and Terminating Labor Contract" shall be referred to.

5. THE LABOR DISCIPLINE

Party B shall foster a sense of responsibility, strictly follow the state's rules and regulations. Party B shall abide the set of rules, regulations and laboring discipline procedures set by Party A. Party B shall also obey the guidance, management and training of Party A.

6. THE AMENDMENTS, RENEWAL, TERMINATION AND DISSOLUTION OF THE LABOR CONTRACT

(1) Under the following circumstances, both Party A and Party B could alter the contents of this contract:

     a. When Party A replace the current type of production with another type of production or when Party A re-structure the production.
     b. Both parties shall negotiate according and shall not damage the state's or individual's benefit.
     c. The law, rules and policy have been altered or abolished when this contract set up.
     d.   Others:

(2) When the labor contract is due and when due to reasons of production or job requirement by Party A, or upon application by Party B, it could be renewed upon agreement by both parties.

(3) The conditions for terminating the labor contract: When the period of the contract ended, the contract is deemed terminated. If the labor contract is not renewed when it is terminated, it will be deemed as illegal employment. The consequence will be responsible by Party A.

(4)  The dissolution of labor contract.

     Party A shall dissolute the labor contract or lay off staff according to the "Labor Law". Party B could also dissolute labor contract according to the "Labor Law".

7. LABOR INSURANCE AND WELFARE
Party B shall follow the rules and regulation stipulated by the state, province and city for the labor insurance and welfare.

8. OTHER TERMS THAT HAVE BEEN AGREED BY BOTH PARTIES:

9. THE RESPONSIBILITY OF VIOLATION OF CONTRACT
Under the circumstances when either party violated this labor contract, and brought economic damages for the opposite party, the party shall compensate in accordance with the seriousness of the aftermath and the responsibilities.



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Party A shall dissolute contract or lay off staff in accordance with
"Compensation for Violation and Dissolution of Labor Contract" and Party A shall compensate Party B accordingly.

In case Party B violated and terminate this labor contract, the economic losses therefrom of Party A will be compensated by Party B.

10. THE SETTLEMENT OF DISPUTE

If disputes occur while executing this contract, Party A and Party B shall settle through negotiation. If mutual agreement can not be reached, both parties shall forward to Mediation Committee of the company for mediation. However, if mediation fails, the party concerns may proceed to apply for arbitration through the labor dispute and arbitration body. The party could also proceed to arbitration bureau and apply for arbitration directly. However, if the party dissatisfy with the arbitration judgement, he could proceed with the case through the judicial court.

11. THERE ARE TWO SETS OF ORIGINAL CONTRACT (PARTY A AND B EACH HOLDS A SET).

------------------------------------------------------------
Party A (stamped)                                  Party B (signed and stamped)



Date:                                              Date:
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Upon the inspection of Labor Arbitration Department, this contract is in conformity with the related laws, regulations and labor policies of the People's Republic of China. We hereby authorize.



Appraised and confirmed by: (stamped)       Appraiser (signed and stamped)



Day     Month    Year
------------------------------------------------------------

                                   Termination/Dissolution of Labor Contract
                          Notice

Comrade

         has terminate/dissolute this labor contract on _______ year____ month_____day and he/she has worked for _________ year/years, his/her monthly salary was RMB ____________ and he/she has received RMB _____________ for subsidy/compensation scheme.

                               Party A (sign and stamp):



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